Exhibit 10.8

*                 Confidential Information identified below was omitted and filed separately with the Securities and Exchange Commission.

Bank of America, N.A.

WA1-501-17-32

800 Fifth Avenue, Floor 17

Seattle, WA  98104

January 30, 2009

Prospect Medical Group, Inc.

1920 East 17th Street, Suite 200

Santa Ana, CA 92705

Re:                               Third Amendment to Letter Agreement Regarding Divestiture Plan and Consent (this “Agreement”)

Ladies and Gentlemen:

Reference is hereby made to that certain side letter agreement dated as of May 15, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Divestiture Letter Agreement”) among Prospect Medical Holdings, Inc. (“Holdings”), Prospect Medical Group, Inc. (“Prospect” and, collectively with Holdings, the “Borrowers” and each, individually, a “Borrower”), Bank of America, N.A., as Administrative Agent (in such capacity, the “Second Lien Administrative Agent”), and the lenders party thereto (collectively, the “Second Lien Lenders”).  Reference is also hereby made to that certain Second Lien Credit Agreement dated as of August 8, 2007 (as amended, restated, supplemented or otherwise modified, the “Second Lien Credit Agreement”), pursuant to which the Second Lien Lenders have agreed to make the Loans and other extensions of credit, all upon the terms and conditions set forth in the Second Lien Credit Agreement.  Terms not otherwise defined in this Agreement shall have the meaning assigned thereto in the Divestiture Letter Agreement and the Second Lien Credit Agreement, as applicable.

1.             Third Amendment to the Divestiture Letter Agreement:

Under the terms of the Divestiture Letter Agreement, the Borrowers agreed to complete the sale of the ProMed Entities (as defined in the Divestiture Plan) no later than January 31, 2009 (the “Sale Deadline”).  The Borrowers have requested that the Second Lien Administrative Agent and the Second Lien Lenders amend the Divestiture Letter Agreement to extend the Sale Deadline to February 27, 2009 (the “Extension Deadline”).  The Second Lien Administrative Agent and the Second Lien Lenders are willing to grant the Borrowers’ request subject to the terms and conditions of this Agreement.

In furtherance thereof, the Second Lien Administrative Agent, the Second Lien Lenders and the Borrowers agree that paragraph (c) of the Divestiture Letter Agreement is hereby amended and restated in its entirety to read as follows:

“              (c)           The Borrowers shall complete the sale of (i) the Antelope Valley Entities (as defined in the Divesture Plan) no later than October 1, 2008 and in accordance with the terms set forth in the Amendment and (ii) the ProMed Entities (as defined in the Divesture Plan) no later than February 27, 2009 on terms and conditions reasonably satisfactory to the Second Lien Administrative Agent and the Required Lenders.”

2.             Consent by the Second Lien Lenders

Prospect Hospital Advisory Services, Inc., a Prospect subsidiary, presently owns a minority interest in Brotman Medical Center, Inc. (“Brotman”).  In connection with Brotman’s exit from current bankruptcy proceedings and as part of a plan of reorganization for Brotman, the Borrowers placed certain amounts with the U.S. Bankruptcy Court for the Central District of California, Los Angeles Division, in an attempt to purchase additional equity in Brotman.  Should the Borrowers prevail, the Borrowers’ resulting ownership interest could approach 70% or more.

Under the terms of the Credit Agreement, acquiring a majority interest in Brotman would immediately qualify Brotman as a “Subsidiary” of the Borrowers and would require joinder of Brotman to the Collateral Agreement and the Subsidiary Guaranty Agreement within a short period of time following such acquisition.

Accordingly, the Borrowers have requested that, in the event that any Borrower (or any Subsidiary or Subsidiaries thereof) acquires a majority interest in Brotman prior to the Extension Deadline, the Second Lien Administrative Agent and the Second Lien Lenders exclude Brotman as a “Subsidiary” under the Second Lien Credit Agreement until the expiration of the Extension Deadline.

Subject to the terms and conditions of this Agreement, the Second Lien Administrative Agent and the Second Lien Lenders hereby consent and agree that, should any Borrower (or any Subsidiary or Subsidiaries thereof), acquire a majority ownership interest in Brotman prior to the expiration of the Extension Deadline, Brotman shall not be deemed or considered a “Subsidiary” under the terms of the Second Lien Credit Agreement for any purpose until the expiration of the Extension Deadline.

This Agreement shall become effective as of January 30, 2009, upon (a) execution and delivery of this Agreement by the Borrowers, the Guarantors, the Second Lien Administrative Agent and the Required Lenders under the Second Lien Credit Agreement, (b) execution and delivery by the Borrowers, the Guarantors, the First Lien Administrative Agent and the “Required” Lenders under the First Lien Credit Agreement of an agreement substantially similar to this Agreement, and (c) payment of all professional fees and expenses of the Second Lien Administrative Agent and the Second Lien Lenders in connection with this Agreement and the transactions contemplated hereby and thereby (including all fees and expenses of Winston & Strawn LLP, in its capacity as counsel to the Second Lien Administrative Agent), pursuant to wire transfer instructions to be provided by the Second Lien Administrative Agent.

Except for the amendment and consent contained herein, all of the terms and provisions of the Divestiture Letter Agreement, the Second Lien Credit Agreement and the other Loan Documents shall remain in full force and effect.  The Borrowers, by their acceptance hereof, hereby acknowledge and agree that the failure to complete the sale of the ProMed Entities prior to the date specified in the Divestiture Letter Agreement, as amended hereby, shall result in an Event of Default in accordance with Section 8.01(b) of the Second Lien Credit Agreement.  In addition, the Borrowers acknowledge and agree that, should the Borrowers (or any Subsidiary or Subsidiaries thereof) obtain majority ownership of Brotman and unless otherwise addressed prior to such date in accordance with the terms of the Second Lien Credit Agreement, upon the expiration of the Extension Deadline, the Borrowers shall be required to comply with, and Brotman shall be subject to, the terms of the Second Lien Credit Agreement and the other Loan Documents in all respects.

Each of the Guarantors, by their acknowledgment hereto, agree and consent to this Agreement, to all prior Loan Documents, and to the documents and agreements referred to herein and therein, and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the Borrowers, the Second Lien Administrative Agent.  The Guarantors agree to be bound by all terms of the Loan Documents applicable to “Loan Parties”.  Nothing contained herein shall in any way expand, limit or diminish any of the obligations of the Guarantors under their respective guaranty, each such guaranty being hereby ratified and affirmed.  The signatures of each of the Guarantors shall be fully effective even if any other Guarantor fails to sign this Agreement.

Each of the Borrowers and Guarantors hereby waives and releases the Second Lien Administrative Agent and the Second Lien Lenders and their respective directors, officers, employees, agents, attorneys, affiliates and subsidiaries (each a “Releasee”) from any and all claims, offsets, defenses and counterclaims, known and unknown, that such Person may have as of the date of this Agreement based upon, relating to, or arising out of the Obligations and related transactions in any way.  Each of the Borrowers and Guarantors intends the foregoing release to cover, encompass, release and extinguish, among other things, all claims and matters that might otherwise be reserved by California Civil Code Section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Notwithstanding the foregoing, this Agreement shall not constitute a release of the obligations of the Second Lien Administrative Agent or any Second Lien Lender under the Loan Documents, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

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This Agreement shall constitute a Loan Document and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of executed counterparts of this Agreement by telecopy or pdf shall be effective as an original.

Very truly yours,

BANK OF AMERICA, N.A., in its capacity as Second Lien Administrative Agent

By:	/s/ Tiffany Shin
Name:	Tiffany Shin
Title:	Assistant Vice President

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Third Amendment to Second Lien Divestiture Letter Agreement and Consent

[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY

WITH THE SECURITIES AND EXCHANGE COMMISSION]

Third Amendment to Second Lien Divestiture Letter Agreement and Consent

Accepted and Agreed:

PROSPECT MEDICAL HOLDINGS, INC.

By:	/s/ Samuel S. Lee
Name:	Samuel S. Lee
Title:	Chief Executive Officer

PROSPECT MEDICAL GROUP, INC.

By:	/s/ Samuel S. Lee
Name:	Samuel S. Lee
Title:	Senior Vice President

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Third Amendment to Second Lien Divestiture Letter Agreement and Consent

ALTA HOSPITALS SYSTEM, LLC, formerly known as PROSPECT HOSPITALS SYSTEM, LLC		NUESTRA FAMILIA MEDICAL GROUP, INC.

By:	/s/ Samuel S. Lee	By:	/s/ Samuel S. Lee
Name:	Samuel S. Lee	Name:	Samuel S. Lee
Title:	Chief Executive Officer	Title:	Vice President

PROMED HEALTH CARE ADMINISTRATORS PROMED HEALTH SERVICES COMPANY		PROSPECT ADVANTAGE NETWORK, INC. PINNACLE HEALTH RESOURCES PROSPECT HOSPITAL ADVISORY SERVICES, INC.

		By:	/s/ Samuel S. Lee
By:	/s/ Samuel S. Lee	Name:	Samuel S. Lee
Name:	Samuel S. Lee	Title:	President and Chief Executive Officer
Title:	Vice President

POMONA VALLEY MEDICAL GROUP, INC. UPLAND MEDICAL GROUP, A PROFESSIONAL MEDICAL CORPORATION		ARTHUR E. LIPPER, solely in his capacity as Pledgor

By:	/s/ Samuel S. Lee
Name:	Samuel S. Lee	/s/ Arthur E. Lipper
Title:	Vice President

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Third Amendment to Second Lien Divestiture Letter Agreement and Consent

ALTA LOS ANGELES HOSPITALS, INC. ALTA HOLLYWOOD HOSPITALS, INC.		PROSPECT MEDICAL SYSTEMS, INC.

		By:	/s/ Samuel S. Lee
By:	/s/ David Topper	Name:	Samuel S. Lee
Name:	David Topper	Title:	Chairman of the Board
Title:	Chief Executive Officer

SANTA ANA/TUSTIN PHYSICIANS GROUP, INC.
PROSPECT HEALTH SOURCE MEDICAL GROUP, INC.
PROSPECT PROFESSIONAL CARE MEDICAL GROUP, INC.
PROSPECT NWOC MEDICAL GROUP, INC.
APAC MEDICAL GROUPS, INC.
STARCARE MEDICAL GROUP, INC.
GENESIS HEALTHCARE OF SOUTHERN
CALIFORNIA, INC., A MEDICAL GROUP
PROSPECT PHYSICIANS ASSOCIATES, INC.

By:	/s/ Samuel S. Lee
Name:	Samuel S. Lee
Title:	Senior Vice President

Third Amendment to Second Lien Divestiture Letter Agreement and Consent